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                                                                   EXHIBIT 10.20

                      AGREEMENT FOR PROFESSIONAL SERVICES

I. This Agreement is entered into on 12 November, 1996 by Hudson and Company, Inc. hereinafter known as the Subcontractor and Silverleaf Vacation Club, Inc. hereinafter known as the Contractor. This Agreement supersedes all other Agreements which are hereby terminated.

II. The Subcontractor agrees to provide to the Contractor the following scope of services:

        1. All Architectural drawings, specifications and related documents necessary for all Projects required by the Contractor.

        2. All Construction Management services necessary for the execution of the Architectural documents including, but not necessarily limited to, bid negotiations for fixed and cost plus construction, vendor and subcontractor negotiation and selection, construction coordination, construction observation and reporting, quality control, processing applications for payment and other document administration related to the Work.

        3. Coordination of and consulting with Contractor's Construction Division account no. 717 as it relates to projects at all resort locations including, but not necessarily limited to, consulting with construction account no. 717 manager regarding feasibility, scope, scheduling, cost analysis, subcontractor and vendor selections and project observation and reporting primarily at PSR, TVR, HLR and LOW project locations.

        4. Coordination of and consulting with Contractor's Engineering Division account no. 718 on all projects including, but not necessarily limited to, interface in regard to all civil engineering drawings and specifications and other related documents necessary for all project locations and input and monitoring of software program utilized to track all projects at all locations.

        5. Coordination of and consulting with Contractor's account no. 716 as it relates to projects at all resort locations including, but not necessarily limited to, monitoring preparation, review and limited approval of purchase orders, change orders, narratives and construction observation and reporting primarily at HHR, OMR and HCR project locations.
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        6.  All Interior Design services including, but not necessarily limited to, drawings, specifications, product and vendor research and selection, purchasing negotiations, and coordination of all new unit interior installations at all resort locations, coordination, scheduling, costing and execution of unit rehab and upgrade at all resort locations, merchandising coordination at all resort locations, and design and execution of all sales center credibility walls, signage, interior renovations and additions as requested.

        7. Provide Office Management as required by Contractor's needs including, but not necessarily limited to, review of all construction proposals, purchase orders, change orders, narratives, in regard to their procedural and arithmetic accuracy as produced by the Subcontractor and other departments or divisions of the Contractor, status tracking and end administration, review and processing of all construction applications for payment for projects at all locations.

        8. All services shall be rendered to the Contractor on a first priority basis, i.e., provided that the time frames requested by the Contractor are reasonable, the Subcontractor shall place execution of services ahead of any and all other client obligations the Subcontractor may have.

III. The Contractor agrees to compensate the Subcontractor for its services based on the definitions, terms and conditions contained in the attached Exhibit "A".

IV. The Subcontractor agrees that the use of all drawings, specifications, and related documents produced for and on behalf of the Contractor shall be made available to the Contractor upon demand insofar as the Contractor is not in default of its compensation obligation to the Subcontractor.

V. This Agreement may be terminated by either party at will, with compensation to the Subcontractor paid in full through the date of termination.

Hudson and Company, Inc.                        Silverleaf Vacation Club, Inc.

  /s/ ALLEN L. HUDSON
-----------------------------                   -------------------------------
By: Allen L. Hudson, President                  By: Robert E. Mead, CEO
Date: 13 Nov 1996                               Date: _________, 1996
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                                  EXHIBIT "A"
                          MONTHLY INVOICES FOR PAYMENT

SILVERLEAF VACATION CLUB, INC. (SVCI) SHALL PAY HUDSON & CO., INCORPORATED (H&C) THE FOLLOWING AMOUNTS WITHIN FIVE DAYS FROM RECEIVING THE MONTHLY INVOICE THEREFORE FROM H & C.

1.      $2,916.67 PER MONTH, FOR THE SERVICES OF THE OFFICE MANAGER;

2.      $12,500.00 PER MONTH, FOR THE SERVICES OF ALLEN HUDSON;

3. ALL PAYROLL COST OF H & C DIRECTLY ATTRIBUTABLE TO SERVICES PROVIDED TO SVCI, INCLUDING EMPLOYER'S CONTRIBUTION FOR FICA AT THE RATE OF 7.65%, EMPLOYER'S CONTRIBUTION FOR FUTA AT THE RATE OF 0.80%, AND EMPLOYER'S CONTRIBUTION FOR SUTA AT THE RATE OF 1.17%.

4. ALL COSTS OF H & C DIRECTLY ATTRIBUTABLE TO SERVICES PERFORMED FOR SVCI, INCLUDING BUT NOT LIMITED TO PHONE CALLS, FAX TRANSMISSIONS, COMPUTER DISKETTES, BLUELINE REPRODUCTIONS, OUTSIDE DISCIPLINES (MECHANICAL ENGINEERING, STRUCTURAL ENGINEERING, ARCHITECTURAL SEALS), AND PRINTING COSTS; AND

5. A PERCENTAGE OF H & C'S GROSS PAYROLL (INCLUDING EMPLOYER CONTRIBUTIONS SET FORTH IN 3 ABOVE) AND THE SAME PERCENTAGE OF ALL H & C'S COSTS NOT DIRECTLY ATTRIBUTABLE TO SERVICES PROVIDED TO SVCI ("INDIRECT COSTS"), INCLUDING BUT NOT LIMITED TO H & C'S RENT FOR OFFICE SPACE, UTILITIES, ALL LEASED EQUIPMENT, SUPPLIES AND LIKE COSTS. THE PERCENTAGE SHALL BE CALCULATED BY DIVIDING H & C'S PAYROLL COST DIRECTLY ATTRIBUTABLE TO SERVICES PROVIDED TO SVCI BY H & C'S GROSS PAYROLL, AND ADDING 2.5%. FOR EXAMPLE, IF H & C'S GROSS PAYROLL IS $20,000 FOR A MONTH, AND H & C'S PAYROLL COSTS DIRECTLY ATTRIBUTABLE TO SERVICES PROVIDED TO SVCI IS $10,000 FOR THE MONTH, THAT THE PERCENTAGE OF H & C'S GROSS PAYROLL AND INDIRECT COSTS TO BE PAID TO H & C IS 52.5% ($10,000 DIVIDED BY $20,000, PLUS 2.5%). THIS AMOUNT WILL BE PAID TO H & C IN ADDITION TO 100% OF THE PAYROLL
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   COSTS DIRECTLY ATTRIBUTABLE TO SERVICES PROVIDED TO SVCI. IN NO EVENT,
   HOWEVER, SHALL THE AMOUNT TO BE RECEIVED BY H & C FOR THE PAYROLL COSTS DIRECTLY ATTRIBUTABLE TO SERVICES PROVIDED TO SVCI PLUS THE PERCENTAGE OF H & C'S GROSS PAYROLL TO BE PAID BY SVCI EXCEED 100% OF H & C'S GROSS PAYROLL.

6. H & C SHALL PROVIDE SVCI COPIES OF ALL EMPLOYEE PAYROLL LOGS AND RECORDS, JOB LOGS FOR THE OFFICE MANAGER AND ALLEN HUDSON, DOCUMENTS AND INVOICES NECESSARY TO SUPPORT ALL ASPECTS OF ITS INVOICE TO SVCI. THE INVOICE SHALL BE ITEMIZED TO SHOW ALL AMOUNTS REFERRED TO ABOVE, INCLUDING THE CALCULATION OF THE PERCENTAGE AFOREMENTIONED.

7. H & C REQUESTS THAT A $20,000.00 DEPOSIT BE MADE BY SVCI TO H & C, TO BE RETAINED BY H & C IN ORDER FOR H & C NOT TO HAVE THE BURDEN OF CARRYING THE TOTAL EXPENSE OF SERVICES DELIVERED TO SVCI FOR A PERIOD OF TIME POSSIBLY IN EXCESS OF 45 DAYS (30 DAYS OF DIRECT AND INDIRECT COST FOR SERVICES RENDERED PLUS APPROXIMATELY 10 TO 15 DAYS TO ASSEMBLE ALL NECESSARY DOCUMENTATION
   AND CALCULATIONS NECESSARY FOR COMPILATION OF THE INVOICE AND 5 DAYS FOR PAYMENT OF INVOICE BY SVCI). THIS WILL EASE H & C'S CASH FLOW PROBLEMS
   WHICH OCCUR TOWARDS THE END OF THE 45 DAY PERIOD WHICH ELAPSES BEFORE H & C CAN RECEIVE PAYMENT PURSUANT TO THE INVOICES TO BE SENT OUT.

9. SVCI AGREES TO PROCESS AND PAY EACH H & C WITHIN FIVE (5) DAYS OF SUBMITTAL BY H & C TO SVCI.